CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 2 TO
SUPPLY AGREEMENT
FOR PANTHER INSTRUMENT SYSTEM

This Amendment No. 2 (this “Amendment No. 2”) is effective as of February 28th, 2013 (the “Amendment Effective Date”) pursuant to and amending the Supply Agreement for Panther Instrument System dated November 22, 2006 (as amended, the “Supply Agreement”) by and between Gen-Probe Incorporated, a Delaware corporation (“Gen-Probe”), and STRATEC Biomedical AG (“STRATEC”, formerly operating under Stratec Biomedical Systems AG). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Supply Agreement. Capitalized terms used ,but not defined herein, or in the Supply Agreement shall have the meanings given to such terms in Amendment Six to the Development Agreement.

RECITALS

WHEREAS, concurrently with entering into the Supply Agreement, Gen-Probe and STRATEC entered into a Development Agreement for Panther Instrument System dated November 22, 2006 (as amended, the “Development Agreement”);

WHEREAS, Gen-Probe has requested that STRATEC design and develop (a) a new sidecar module for Gen-Probe’s existing Panther instrument which will expand the Panther’s capabilities to support polymerase chain reaction (“PCR”) based diagnostic assays in addition to the system’s existing diagnostic capabilities, (b) a kit to retrofit Gen-Probe’s current diagnostic Panther instruments to modify such systems as necessary or appropriate to incorporate and run the newly developed PCR sidecar module in addition to the system’s existing diagnostic capabilities, and (c) certain modifications to Gen-Probe’s existing Panther instrument necessary and appropriate to manufacture Panther instruments pursuant to the Supply Agreement on a going-forward basis that would not require a retrofitting kit in order to incorporate the newly developed PCR sidecar module and run PCR based diagnostic assays in addition to the system’s existing diagnostic capabilities;

WHEREAS, concurrently with the execution of this Amendment No. 2, the Parties are entering into Amendment No. 6 to the Development Agreement dated as of February 28th, 2013 (“Development Agreement Amendment Six”) to provide for the implementation of the foregoing design and development activities;

WHEREAS, the parties wish to amend the Supply Agreement to provide for the manufacture and supply of Radium Instruments (as defined in the Development Agreement Amendment Six), subject to the successful completion of such design and development activities pursuant to Development Agreement Amendment Six; and

WHEREAS, the Parties intend that the Supply Agreement will govern the terms and conditions of the manufacturing and supply activities to be performed hereunder, except to the extent specifically provided for otherwise herein.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein set forth, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1    Definition Modifications. The following definitions within the Supply Agreement shall be modified as set forth below only for purposes of this Amendment No. 2 and the manufacturing and supply activities to be conducted hereunder:

1.1.1    “Product Specifications” shall mean the specifications for each of the Products, including such exterior colors, trade names, trademarks and other markings as Gen-Probe shall request, and performance specifications to be used for testing the Products delivered hereunder, all as set forth in the Product Requirements Document (PRD) attached as Exhibit B-1 to the Development Agreement Amendment Six (and as it may be subsequently revised in accordance with the terms of Development Agreement Amendment Six).

1.1.2    “Product” shall mean, individually and collectively, the Production Radium Instrument as well as the associated consumables, accessories, Instrument Software, supplies and spare parts. The module “Thermocycler” is solely designed, developed and manufactured by Gen-Probe and provided to Stratec who incorporates it into the Product. Therefore, Sections 3.2, 3.3, 3.7, 7.3 and 7.5 of the Supply Agreement shall not apply to the Thermocycler. Products shall be marketed by Gen-Probe under its own trade names and trademarks. Whenever “Product” is referred to hereunder with economic implications to either Party, the Parties agree that the term “Product” shall be understood in the following order beginning with: software – parts of assemblies – sub-assemblies – assemblies – instrument – system.

1.1.3    “Thermocycler” shall mean the module for ramping up and down the temperature of the prepared samples and measuring the reaction performance of the PCR (polymerase chain reaction) through florescence detection. The Thermocycler for the Radium Instrument is solely designed, developed and manufactured by Gen-Probe and provided to Stratec. The Thermocycler shall fulfill all interfacing requirements given by Gen-Probe to Stratec in order for such Thermocycler to be integrated into the Radium Instrument by Stratec.

1.1.4    “Production Radium Instrument” as used herein, “Production Radium Instrument” means a Radium Instrument manufactured by Stratec using series-level manufacturing techniques, following successful completion of the Parties’ activities under Development Agreement Amendment Six and Gen-Probe’s validation of the Radium Instrument design during performance of Development Agreement Amendment Six, in accordance with the PRD.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

1.2	Amendment to Existing Supply Agreement Definition.

1.2.1    Section 1.15 of the Supply Agreement shall be amended and restated in its entirety to read as follows:

“1.15    Term – As used herein, “Term” or “Term of this Agreement” means the period of effectiveness of this Agreement, which shall commence on the Effective Date and end on the date which is the later of (a) fifteen (15) years after the Effective Date or (b) six years after the date on which the first commercial placement of the Production Radium Instrument is made in the United States of America, unless extended or terminated earlier as set forth in Article 12.”

ARTICLE 2
PRODUCTION AND SUPPLY

2.1    Production and Supply. For the avoidance of doubt, the parties acknowledge and agree that Section 2.1 of the Supply Agreement, as amended hereby, shall apply to the manufacture and supply of Radium Instruments hereunder as if set forth in its entirety herein with such changes thereto as are necessary to make such Section applicable to the manufacture and supply of Radium Instruments.

Section 2.1 of the Supply Agreement shall be amended by adding the following additional sentence to the end of Section 2.1:

“For the avoidance of doubt, the Parties acknowledge and agree that the Minimum Annual Purchase Commitment (which, for the avoidance of doubt, applies to the purchase of the Production Instrument and not to the purchase of the Production Radium Instrument) shall expire in calendar year 2016 and shall not apply to any calendar year thereafter during the Term of the Agreement.”

Additionally, Section 2 of the Supply Agreement shall be amended by adding a new Section 2.2 thereto as follows:

2.2    Minimum Sidecar Purchase Commitments. For purposes of this Amendment No. 2 only, Gen-Probe agrees to purchase a minimum of [***] production-level Sidecars (the “Minimum Sidecar Purchase Commitment”) during the period ending on the date which is six years following the date on which the first commercial placement of the Production Radium Instrument is made in the United States of America. If Gen-Probe fails to satisfy the foregoing aggregate purchase commitment during the aforesaid period, Gen-Probe shall pay STRATEC, as STRATEC‘s sole and exclusive remedy therefor, [***] for each Sidecar below the Minimum Sidecar Purchase Commitment Gen-Probe has failed to purchase.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

ARTICLE 3
REGULATORY MATTERS AND PRODUCT CERTIFICATIONS

For the avoidance of doubt, the parties acknowledge and agree that the entirety of Article 3 of the Supply Agreement shall apply to the manufacture and supply of Radium Instruments hereunder as if set forth in its entirety herein with such changes thereto as are necessary to make such Article applicable to the manufacture and supply of Radium Instruments.

ARTICLE 4
MANUFACTURING, LABELLING, AND PRODUCT LITERATURE

For the avoidance of doubt, the parties acknowledge and agree that the entirety of Article 4 of the Supply Agreement shall apply to the manufacture and supply of Radium Instruments hereunder as if set forth in its entirety herein with such changes thereto as are necessary to make such Article applicable to the manufacture and supply of Radium Instruments.

ARTICLE 5
FORECASTS, ORDERS AND DELIVERIES

For the avoidance of doubt, the parties acknowledge and agree that the entirety of Article 5 of the Supply Agreement shall apply to the manufacture and supply of Radium Instruments hereunder as if set forth in its entirety herein with such changes thereto as are necessary to make such Article applicable to the manufacture and supply of Radium Instruments; provided, however, that the reference therein to “Incoterms 2000” shall be null and void and replaced by “Incoterms in its latest revision”.

ARTICLE 6
PRICING AND PAYMENT TERMS

6.1    Pricing. The second sentence of Section 6.1 of the Supply Agreement is hereby deleted and replaced with the following:

“The combined transfer price of the Sidecar and Retrofit Kit, excluding the Thermocycler, shall be [***]. The combined transfer price of the Production Radium Instrument, excluding the Thermocycler, shall be [***].”

For the avoidance of doubt, the parties acknowledge and agree that the remainder of Section 6.1 and Article 6 of the Supply Agreement shall apply to the manufacture and supply of Radium Instruments hereunder as if set forth in its entirety herein with such changes thereto as are necessary to make such Section and Article applicable to the manufacture and supply of Radium Instruments.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

ARTICLE 7
TRAINING, SPARES AND SERVICE SUPPORT

For the avoidance of doubt, the parties acknowledge and agree that Article 7 of the Supply Agreement shall apply to the manufacture and supply of Radium Instruments hereunder as if set forth in its entirety herein with such changes thereto as are necessary to make such Article applicable to the manufacture and supply of Radium Instruments; provided, however, that Sections 7.4, 7.5, 7.6 shall not apply to the Thermocycler.

ARTICLE 8
SOFTWARE

For the avoidance of doubt, the parties acknowledge and agree that Article 8 of the Supply Agreement shall apply to the manufacture and supply of Radium Instruments hereunder as if set forth in its entirety herein with such changes thereto as are necessary to make such Article applicable to the manufacture and supply of Radium Instruments.

ARTICLE 9
PRODUCT WARRANTY AND REPRESENTATIONS

For the avoidance of doubt, the parties acknowledge and agree that Article 9 of the Supply Agreement, as amended hereby, shall apply to the manufacture and supply of Radium Instruments hereunder as if set forth in its entirety herein with such changes thereto as are necessary to make such Article applicable to the manufacture and supply of Radium Instruments.

Additionally, Article 9 of the Supply Agreement shall be amended by adding a new Section 9.5 thereto as follows:

9.5    Warranty Disclaimer. ALL WARRANTIES BY STRATEC, EXPRESS OR IMPLIED, AS SET FORTH HEREUNDER (INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND RELIABILTY), RELATING TO ANY FAILURE IN THE DEVELOPMENT AND/OR DESIGN AS WELL AS THE MANUFACTURE AND PERFORMANCE AND/OR OPERATION OF EACH THERMOCYCLER PROVIDED TO STRATEC HEREUNDER BY OR ON BEHALF OF GEN-PROBE ARE DISCLAIMED BY STRATEC AND SHALL NOT APPLY. THE FOREGOING SHALL ALSO APPLY TO ANY FAILURE OR DEFECT OF THE PRODUCT WHICH ARISES OUT OF OR IS PRIMARILY ATTRIBUTABLE TO ANY FAILURE IN THE DEVELOPMENT AND/OR DESIGN AS WELL AS THE MANUFACTURE AND PERFORMANCE AND/OR OPERATION OF EACH THERMOCYCLER PROVIDED TO STRATEC HEREUNDER BY OR ON BEHALF OF GEN-PROBE.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

ARTICLE 10
INDEMNIFICATION AND INSURANCE

For the avoidance of doubt, the parties acknowledge and agree that Article 10 of the Supply Agreement, as amended hereby, shall apply to the manufacture and supply of Radium Instruments hereunder as if set forth in its entirety herein with such changes thereto as are necessary to make such Article applicable to the manufacture and supply of Radium Instruments.

Additionally, Section 10.1.a of the Supply Agreement shall be amended by adding new Sections 10.1.a.4 and 10.1.a.5 thereto as follows:

10.1.a.4. Notwithstanding the provisions set forth in Section 10.1.a.2, if any infringement claim arises out of or results from Gen-Probe’s design, development and/or manufacture of the Thermocycler or the use thereof, either solely or in combination with other products or technology, and if the Thermocycler is in any suit or proceeding held to constitute infringement of any patents or proprietary rights of any third party and the further manufacture, sale and/or use thereof is enjoined, Gen-Probe shall, in its sole discretion and at its sole expense and in compliance with all of the terms of this Amendment No. 2 either (i) procure for Stratec the right to continue using such Thermocycler; (ii) replace the same with a non-infringing equivalent; or (iii) modify the Thermocycler so it becomes non-infringing.

10.1.a.5. Notwithstanding the provisions set forth in Section 10.1.a.3, the indemnification obligations thereunder shall not apply to the extent that the failure of Production Radium Instruments to comply with the Reliability Requirements arise out of or is primarily attributable to any failure in the development and/or design as well as the manufacture and performance and/or operation of the Thermocycler.

ARTICLE 11
CONFIDENTIAL INFORMATION

For the avoidance of doubt, the parties acknowledge and agree that Article 11 of the Supply Agreement shall apply to the manufacture and supply of Radium Instruments hereunder as if set forth in its entirety herein with such changes thereto as are necessary to make such Article applicable to the manufacture and supply of Radium Instruments.

ARTICLE 12
TERM AND TERMINATION

For the avoidance of doubt, the Parties acknowledge and agree that, except as set forth below with respect to the addition of new Section 12.8, the terms of Article 12 of the Supply Agreement shall in no way be affected or amended hereby. The Parties expressly acknowledge and agree that all obligations and liabilities under this Amendment No. 2 are expressly conditioned on the successful completion of the Radium Development Activities and Gen-Probe’s validation of the Radium Instrument in accordance with the PRD pursuant to Development Agreement Amendment Six. Any termination of Development Agreement Amendment Six in accordance with its terms

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

shall also automatically terminate this Amendment No. 2, without liability to the terminating party except as set forth in Development Agreement Amendment Six.

Additionally, Article 12 of the Supply Agreement shall be amended by adding a new Section 12.8 thereto as follows:

12.8    Termination After Satisfaction of Minimum Sidecar Purchase Commitment. If, after satisfaction of the Minimum Sidecar Purchase Commitment, (i) this Agreement is not renewed by either party as contemplated by Section 12.1 hereof or (ii) this Agreement is terminated by Gen-Probe pursuant to Section 12.2 (Termination for Material Breach) or Section 12.3 (Termination in the Event of Insolvency), then Gen-Probe shall have the right to continue production of the Sidecar and the Retrofit Kit (excluding modules contained within the bill of material for the Panther instrument) without Stratec (either by itself or through a third party contract manufacturer) and Stratec shall reasonably cooperate in transferring production to Gen-Probe or such other third party contract manufacturer and shall provide all assistance reasonably necessary in connection therewith (including the delivery of documentation and materials reasonably necessary to permit continued manufacturing), provided that Gen-Probe shall reimburse Stratec for its actual documented costs and expenses in connection with providing such support, without markup of any kind. In such event, Stratec grants to Gen-Probe a non-exclusive license under any and all Stratec IP Rights (as such term is defined in the Development Agreement) relating to the Radium Development Activities (including, but not limited to, the Sidecar and/or the Retrofit Kit), including, without limitation, source code, to make, have made, import, export, use, offer for sale, have sold and sell the Radium Instrument. The license granted hereunder shall be royalty-bearing at a rate of (x) [***] per Radium Instrument sold for the first [***] Radium Instruments sold and (y) [***] per Radium Instrument sold after the first [***] Radium Instruments sold. For the avoidance of doubt, the Parties acknowledge and agree that this Section 12.8 would allow Gen-Probe to continue the manufacture of the Sidecar and the Retrofit Kit (excluding modules contained within the bill of material for the Panther instrument) but not the Panther.

ARTICLE 13
MISCELLANEOUS

13.1    General. For the avoidance of doubt, the parties acknowledge and agree that the entirety of Article 13 of the Supply Agreement, as amended hereby, shall apply to the manufacture and supply of Radium Instruments hereunder as if set forth in its entirety herein with such changes thereto as are necessary to make such Article applicable to the manufacture and supply of Radium Instruments.

Additionally, Section 13 of the Supply Agreement shall be amended by adding a new Section 13.21 thereto as follows:

13.21    Performance by Stratec Affiliates. Upon the prior written consent of Gen-Probe, one or more of Stratec’s Affiliate(s) may become a party to the Agreement and may provide Services to Gen-Probe under the Agreement. The execution of an agreement by any Stratec Affiliate and Gen-Probe in the name of such Stratec Affiliate, specifically referencing the

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Agreement, is the agreement by and between the applicable Stratec Affiliate and Gen-Probe that such agreement is subject to the terms and conditions of this Agreement.

13.2    Counterparts. This Amendment No. 2 may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument; however, this Amendment No. 2 shall have no force or effect until executed by both parties.

13.3    Effect on Supply Agreement. All other terms and conditions of the Supply Agreement, as amended, shall remain in full force and effect. To the extent any conflict arises between the terms of this Amendment No. 2 and the terms of the Supply Agreement, the terms of this Amendment No. 2 shall control but only with respect to the manufacture and supply of Radium Instruments hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Amendment Effective Date:

GEN-PROBE INCORPORATED	STRATEC BIOMEDICAL AG

/s/ Robert A. Cascella	/s/ Marcus Wolfinger
Name: Robert A. Cascella	Name: Marcus Wolfinger
Title: President	Title: Chief Executive Officer